EXHIBIT 99.1

3D Systems Acquires Freedom Of Creation

Adds Renowned Design Portfolio and Printable 3D Content Libraries

ROCK HILL, S.C., May 12, 2011 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC) announced today that it acquired Freedom Of Creation ("FOC"), a recognized leader for printable collections of innovative and practical 3D content. FOC's extensive body of work includes products commercialized by leading fashion and design labels and the coveted FOC Collection. Amsterdam based, FOC's works have received numerous design accolades worldwide with many on permanent display in renowned museum collections.

 "We are pleased to welcome the entire FOC team, under the leadership of Michiel Dekkers and the creative direction of Janne Kyttanen, to our growing 3D Systems family," said Abe Reichental, President and Chief Executive Officer of 3D Systems. "FOC's reputation, commercial design portfolio and talented team significantly enhance our quest to democratize access and accelerate adoption of compelling and affordable 3D content-to-print solutions for consumers and professionals alike."

"Joining 3D Systems, the recognized 3D content-to-print leader and innovator, is a natural evolution for FOC," stated Janne Kyttanen, founder of Freedom Of Creation. "We are excited about the commercial, game changing potential of this powerful combination."

3D Systems plans to continue to operate FOC from its Amsterdam, The Netherlands location and leverage its rich content libraries and design capabilities for the benefit of its expanding users and developers community.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including personal, professional and production 3D printers and parts services. Its expertly integrated rapid prototyping and manufacturing solutions reduce the time and cost of designing new products and printing real parts directly from digital input. These solutions are used to design, communicate, prototype and produce functional end-use parts; customers create with confidence.

More information on the company is available at www.3DSystems.com, www.printin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.bitsfrombytes.com, www.the3dstudio.com, www.freedomofcreation.com, www.quickparts.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Freedom Of Creation

Freedom Of Creation (FOC) is a recognized leader for printable collections of innovative and practical 3D content. FOC's extensive body of work includes products commercialized by leading fashion and design labels and the coveted FOC Collection. Amsterdam based, FOC's works have received numerous design accolades worldwide with many on permanent display in renowned museum collections. FOC serves clients from automotive, sports, furniture, lighting, fashion accessories, architecture, advertising and communications. FOC's revolutionary designs are changing the way people conceive and create new products the world over.

For more information go to www.freedomofcreation.com.

CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         E-mail: WittenS@3dsystems.com

         Media Contact:
         Katharina Hayes
         803-326-3941
         Email: HayesK@3dsystems.com